[Nepstar’s letterhead]
   18 July   , 2007
PRIVATE & CONFIDENTIAL
Frost & Sullivan
7550 IH 10 West, Suite 400
San Antonio, TX 78229-5616
USA

Re:	China Nepstar Chain Drugstore Ltd. (“Nepstar”) References to the Frost & Sullivan’s Data on China’s Drugstore Industry
Dear Madam/Sirs:
As you know, we intend to refer to certain data on China’s drugstore industry provided by Frost & Sullivan (the “Data”) in Nepstar’s Registration Statement on Form F-1 (the “Registration Statement”) relating to Nepstar’s proposed initial public offering in the U.S. (the “Proposed IPO”). We attach in Appendix I extracts from the Registration Statement which contain references to the Data.
We would like to seek your written consent to our references to the Data as indicated on Appendix I hereto in the Registration Statement and any other documents in connection with the Proposed IPO. We would appreciate it if you could kindly indicate your consent by signing and returning the enclosed letter.
Please also note that the Proposed IPO is confidential until our public filing of the Registration Statement with the United States Securities and Exchange Commission. We would appreciate your cooperation in refraining from disclosing any information relating to the Proposed IPO to anyone other than your personnel who are involved in your research with respect to the Data.
Thank you in advance for your cooperation in this matter.
Yours faithfully,
China Nepstar Chain Drugstore Ltd.

/s/ Jiaxin Feng
Name:	Jiaxin Feng
Title:	Director

[Frost & Sullivan’s letterhead]
September 21, 2007
PRIVATE & CONFIDENTIAL

To:	China Nepstar Chain Drugstore Ltd. 6th Fl., Tower B, Xinnengyuan Building Nanhai Road, Nanshan District Shenzhen Guangdong Province 518054 People’s Republic of China

Re:	China Nepstar Chain Drugstore Ltd. Consent to References to Frost & Sullivan’s Data on China’s Drugstore Industry
Madam/Sirs:
We refer to your letter dated as of July 18, 2007 (the “Nepstar Letter”). Terms used in this letter shall have the same meanings given to them in the Nepstar Letter.
In connection with the Proposed IPO, we hereby consent to references to our name and to the Data in the Registration Statement.

Yours faithfully,
For and on behalf of Frost & Sullivan.

/s/ Xiao Han
Name:	Xiao Han
Title:	ANALYST, HEALTHCARE APAC

China Nepstar Chain Drugstore
(A) Support for Statements from the Registration Statement

			Page No. in
	Page No. in		Supporting
Statement in Form F-1	Form F-1	Supporting Document	Document
...and Frost and Sullivan, an independent market research and consulting firm, total expenditure on pharmaceutical products in China increased from RMB175.6 billion in 2002 to RMB360.3 billion (US$47.3 billion) in 2006, representing a CAGR of 19.7% in that period.
	1 and 84	2007 to 2011 Projected Data from Frost & Sullivan (attached as Exhibit 1 hereto)	table 1.1

Frost & Sullivan expects expenditure on pharmaceutical products in China to grow at 23.5% annually between 2007 and 2011, and to reach RMB965.2 billion (US$126.8 billion) in 2011.	1, 2 and 84	Same as above	Same as above

According to Frost & Sullivan, the retail market of pharmaceutical products in China increased from RMB51.2 billion in 2002 to RMB91.6 billion in 2006.	58	Same as above	table 2.1

Frost & Sullivan also projects that retail sales of pharmaceutical products will reach RMB226.4 billion by 2011.	58	Same as above	same as above

According to Frost & Sullivan, 41.0% of pharmaceutical products are expected to be distributed through the retail pharmacy channel in 2011, up from 28.3% as of 2006.	58	Same as above	same as above

The chart sets forth the historical and projected expenditure on pharmaceutical products in China by category of pharmaceutical products for the periods indicated.	84	Same as above	table 1.1

			Page No. in
	Page No. in		Supporting
Statement in Form F-1	Form F-1	Supporting Document	Document
However, Frost & Sullivan projects expenditure on pharmaceutical products per capita in China to grow at 18.0% annually between 2007 and 2011, and reach US$99.2 by 2011.	84	Same as above	table 1.2

This growth rate is significantly higher than in many developed countries such as the United States, Germany, France, Australia and Japan, where the growth rate of the expenditure on pharmaceutical products is projected to be between 4.8% and 13.7% from 2007 to 2011, according to Frost & Sullivan.	84	Same as above	same as above

The charts set forth expenditure on pharmaceutical products per capita of various countries in 2006 and the projected growth rate of expenditure on pharmaceutical products per capita of various countries from 2007 to 2011.
	84 and 85	Same as above	same as above

... according to Frost & Sullivan, is expected to continue to grow to RMB41.9 trillion (US$5.5 trillion) in 2011, representing a CAGR of 14.9% from 2006 to 2011.	85	Same as above	table 1.5

... according to Frost & Sullivan, will further increase to RMB19,954 (US$2,621.4) in 2011.	85	Same as above	same as above

The charts set forth the historical and projected GDP and disposable income per capita in China for the periods indicated:	85	Same as above	same as above

Urban population as a percentage of total population increased from 39.1% in 2002 to 43.9% in 2006, and is projected to reach 50.7% in 2011, according to Frost & Sullivan.	86	Same as above	same as above

			Page No. in
	Page No. in		Supporting
Statement in Form F-1	Form F-1	Supporting Document	Document
The chart sets forth the historical and projected demographics information in China for the periods indicated.	86	Same as above	table 1.6

Frost & Sullivan projects that this age group will further increase to 215.7 million in 2011, accounting for 15.5% of the projected population in China at that time.	86	Same as above	table 1.6

According to Frost & Sullivan, sales from non-hospital drugstores are expected to constitute 41.0% of total drug sales in 2011, compared to 28.4% in 2006.	87	Same as above	table 2.1

The table sets forth historical and projected retail drug sales by hospital pharmacies and non-hospital drugstores, which include independent drugstores and drugstore chains, for the periods indicated.	87	Same as above	same as above

According to Frost & Sullivan, as of June 30, 2007, our stores on average only accounted for fewer than 4.0% of the total number of drugstores in each such city.	92	Same as above	table 2.2

Exhibit 1

2007 to 2011 Projected Data from Frost & Sullivan

List of information and data required for Industry Section
Demand
1 Total Pharmaceutical Expenditure in China by Type of Pharmaceutical Products (table 1.1)

		Historical					Projected(Billion RMB)
(RMB billion, except for per capita figures)		2002	2003	2004	2005	2006	2007	2008	2009	2010	2011
a. Chemical Medicines		72.29	87.29	96.27	120.45	138.25	163.42	218.96	270.41	362.37	495.54
b. Chinese materia medica		49.42	57.75	70.94	100.18	114.01	126.42	140.17	160.83	184.54	196.47
c. Biologicals		18.38	22.34	24.90	31.12	39.06	51.44	67.75	92.56	126.45	171.51

Total of a + b + c		140.09	167.38	192.10	251.75	291.32	341.27	426.88	523.81	673.37	863.53

(I) OTC Market	Total OTC	28.02	34.67	38.44	42.09	46.09	52.85	60.61	67.26	74.64	80.20
	Westen Medicines	5.60	6.93	7.69	8.42	9.22	10.57	12.12	13.45	14.93	16.04
	TCM	22.41	27.73	30.75	33.67	36.87	42.28	48.49	53.81	59.71	64.16

(II) Rx Market	Total Rx	112.07	132.71	153.66	209.66	245.23	288.42	366.27	456.55	598.72	783.33
	Westen Medicines	89.65	106.17	122.93	167.73	196.19	230.74	293.02	365.24	478.98	626.66
	TCM	22.41	26.54	30.73	41.93	49.05	57.68	73.25	91.31	119.74	156.67

Total (I) + (II)		140.09	167.38	192.10	251.75	291.32	341.27	426.88	523.81	673.37	863.53

* Prescription Medicines(Only in hospitals)		[Chinese Characters]	73.90	90.16	110.00	115.00	118.83	122.80	137.84	154.74	169.14

Cut crude drugs		15.49	17.40	18.23	14.70	19.02	21.09	23.39	26.83	30.79	32.78

Total Medicine Expenditure		155.58	184.78	210.33	266.45	310.34	362.36	450.27	550.64	704.16	896.31

Chemical crude drugs		64.10	76.04	91.26	110.97	125.85	148.75	199.31	246.15	329.86	451.08
Nutritional supplements		20.00	30.00	50.00	50.00	50.00	52.37	54.85	58.98	63.43	68.92

ONLY FOR GENERICS (WE CAN ADD IN ANOTHER LINE FOR PATENTED MEDICINES IF WE WANT)
Private labeled		0%	1%	3%	10%	14%
Non-private labeled (What % of the generic market is with the retailers label)		100%	99%	97%	90%	86%

Total

Pharmaceutical expenditure per capita(RMB Yuan)		[Chinese Characters]	201.83	232.01	288.64	331.05	390.4	460.4	543.0	640.4	755.2
Exchange Rate			8.280	8.290	8.280	7.780	7.620	7.611	7.611	7.611	7.611
Pharmaceutical expenditure per capita(USD)		[Chinese Characters]	24.38	27.99	34.86	42.55	51.2	60.5	71.3	84.1	99.2

Source:	1. [Chinese Characters], http://www.cei.gov.cn/
2. Market for OTC Healthcare 2005. Euromonitor International
3. Frost & Sullivan database
4. [Chinese Characters] Database
Note: The forecast data (2007 to 2011) based on F&S estimation
2 Pharmaceutical Expenditure per capita among Different Economies (latest available year) (table 1.2)

	China hospital			China Total		USA	Germany	France	Canada	Japan	UK	Australia	Singapore	Korea	India
	Pharmaceutical	Pharmaceutical	Pharmaceutical	Pharmaceutical
	Expenditure of	Expenditure of	Expenditure per	Expenditure per
	Out-patient (USD)	In-patient (USD)	capita (USD)	capita(USD)	Exchange Rate	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD
2002	6.67	193.05	14.49	[Chinese Characters]	8.28	674.00	402.00	569.00	487.00	358.00	341.00	326.00	134.00	260.00	2.70
2003	7.15	211.15	17.68	24.38	8.28	727.00	436.00	606.00	508.00	393.00	353.00	353.00	187.00	309.00	3.40
2004	7.47	225.92	19.26	27.99	8.29	751.00	449.00	597.00	561.00	425.00	412.00	383.00	199.00	330.00	3.90
2005	7.98	247.05	21.12	34.86	8.28	885.00	484.00	627.95	617.00	517.00	429.09	428.00	211.00	370.00	4.50
2006	8.35	256.04	21.61	42.55	7.78	935.46	501.56	660.50	673.00	565.92	446.88	427.47	226.53	394.31	4.98
2007	8.67	265.73	22.45	51.24	7.62	988.80	519.76	691.31	726.07	619.48	474.68	442.46	243.20	420.23	5.51
2008	8.82	2058.32	22.83	60.50	7.61	1055.44	549.40	723.56	783.33	691.12	504.20	461.84	263.66	447.84	6.21
2009	9.23	282.90	23.88	71.34	7.61	1126.56	580.73	768.57	858.82	771.06	535.57	482.07	285.84	477.27	7.01
2010	9.66	295.94	24.98	84.14	7.61	1225.84	616.85	816.38	941.60	868.34	568.88	507.42	312.88	521.18	8.05
2011	10.44	320.00	27.01	99.23	7.61	1333.86	655.22	867.16	1040.60	977.90	604.27	534.09	342.49	569.13	9.25

Source:	1. www.stats.gov.cn National Beauru of Statistics of China
2. Frost & Sullivan database
3. Patented Medicine Review Board Newsletter, Canada (website) — 2004, 2005, 2006
4. Research and Markets website
5. www.oecd.org
6. www.episcom.com
Note: The forecast data (2007 to 2011) based on F&S estimation
3 National Medical Insurance Program in China (table 1.3)

	Historical					Projected
(RMB billion)	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011
Total amount of funding under the Program	60.78	89.00	114.10	140.50	174.70	220.47	288.77	378.58	506.91	673.17
Total population enrolled in the Program (million)	94.00	109.02	124.04	137.83	157.32	188.94	265.39	378.15	526.54	686.95
Funding per capita (urban only)(Yuan)	646.60	816.36	919.86	1019.37	1110.48	1218.99	1371.17	1541.30	1736.69	1954.49
Number of pharmacies in the Medical Insurance Catalogs (licensed only)	65000.00	70000.00	80000.00	85000.00	92000.00	100347.47	109452.34	119383.33	130215.38	142030.27
Other relevant information available

Source:	1. www.molss.gov.cn, Ministry of Labour and Social Security, PRC
Note: The forecast data (2007 to 2011) based on F&S estimation
4 Private Insurance Market in China (ideally pharmaceutical-related insurance premium numbers) (table 1.4)

	Historical				Projected
(RMB billion)	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011
Total Gross Premium	12.10	24.19	25.70	30.70	32.60	35.65	41.12	42.83	50.14	62.78
Total population with private insurance(million)	97.62	98.21	98.79	99.37	101.30	102.90	104.28	104.85	105.42	105.89
Premium per capita(Yuan)	123.94	246.32	260.15	308.93	357.85	421.68	504.33	644.22	827.18	1133.41
Other relevant information available
Based on covering all the insurance schemes

Source:	1. [Chinese Characters]
2. Frost & Sullivan database
Note: The forecast data (2007 to 2011) based on F&S estimation
5 Economic Growth in China (table 1.5)

	Historical					Projected
(RMB billion, per capita figures—Yuan RMB)	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011
Real GDP	12033.27	13582.28	15987.83	18308.48	20940.70	24051.55	27624.54	31728.31	36441.71	41855.32
Real GDP per capita	9398.05	10541.97	12335.58	14040.00	15930.79	18177.62	20741.34	23666.64	27004.52	30813.16

Disposable income	5804.66	6452.59	7337.33	8324.66	9430.77	10647.31	12020.77	13571.41	15322.08	17298.57
Disposable income per capita
— Urban citizens’ disposable income per capita	7702.80	8472.20	9421.60	10493.00	11759.00	13070.76	14528.85	16149.60	17951.15	19953.66
— Rural citizens’ disposable income per capita	2475.60	2622.20	2936.40	3254.90	3587.00	3935.45	4317.74	4737.18	5197.35	5702.23

China’s urbanization rate	0.39	0.41	0.42	0.43	0.44	0.45	0.47	0.48	0.49	0.51

Source:	1. www.stats.gov.cn, National Beauru of Statistics of China
2. Frost & Sullivan database
Note: The forecast data (2007 to 2011) based on F&S estimation
6 Demographics (Population by Age) in China (table 1.6)

	Historical				Projected
(Million)	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011
60 and above	151.57	157.13	160.69	170.07	176.94	184.08	191.51	199.25	207.29	215.66
35-59	440.28	459.48	478.21	494.13	512.42	531.39	551.06	571.46	592.62	614.56
19-34	315.89	305.49	296.73	276.58	263.16	250.40	238.26	226.70	215.71	205.24
0-18	376.77	370.16	364.24	366.77	365.08	363.41	361.74	360.08	358.43	356.78

Total	1284.51	1292.26	1299.87	1307.55	1317.60	1329.28	1342.57	1357.49	1374.05	1392.24

We can regroup the ages to our existing data

Source:	1. [Chinese Characters]
Note: The forecast data (2006 to 2011) based on F&S estimation

List of information and data required for Industry Section
Overall Pharmaceutical Industry
  1 Pharmacies in China (table 2.1)

	Historical					Latest Available
(Number of stores)	2002	2003	2004	2005	2006	2006	2007	2008	2009	2010	2011
Hospital pharmacies	297000.00	282771.00	287797.00	298997.00	308969.00	308969.00	312035.87	315133.18	318261.24	321420.35	324610.81
Retail chained pharmacies	26000.00	35000.00	43000.00	61000.00	65000.00	65000.00	73366.83	82810.64	95102.67	109219.26	127994.83
Individual pharmacies	84000.00	95000.00	117000.00	139000.00	165000.00	165000.00	172603.46	180557.30	178250.57	175973.32	173725.16
Total Number of Pharmacies stores in China [CHINESE CHARACTERS]	110000.00	130000.00	160000.00	200000.00	230000.00	230000.00	245970.29	263367.94	273353.24	285192.58	301719.99

Total	407000.00	412771.00	447797.00	498997.00	538969.00	538969.00	558006.16	578501.12	591614.48	606612.93	626330.80
(Number of companies)
Hospital pharmacies	297000.00	282771.00	287797.00	298997.00	308969.00	308969.00	318230.34	327769.29	337594.18	347713.56	358136.27
Retail chained pharmacies	503.00	1216.00	1624.00	1753.00	2000.00	2000.00	2257.44	2548.02	2926.24	3360.59	3938.30
Individual pharmacies	84000.00	95000.00	117000.00	139000.00	165000.00	165000.00	172603.46	180557.30	178250.57	175973.32	173725.16
Others (please state the categories included)

Total	381503.00	378987.00	406421.00	439750.00	475969.00	475969.00	493091.24	510874.61	518770.98	527047.47	535799.73
(Sales in RMB Billion)
Hospital pharmacies	136.33	153.61	174.10	203.59	231.51	231.51	254.10	278.89	298.17	318.79	325.87
Retail chained pharmacies	51.20	60.00	68.50	79.00	91.60	91.60	107.35	125.80	152.36	184.53	226.41
Individual pharmacies
Others (please state the categories included)

Total	187.53	213.61	242.60	282.59	323.11	323.11	361.44	404.69	450.53	503.32	552.27

Source:	1. www.chinacdc.net.cn, [CHINESE CHARACTERS] , 2002-2006 [CHINESE CHARACTERS]
2. www.chinacdc.net.cn, [CHINESE CHARACTERS]
2. [CHINESE CHARACTERS], 2007
3. [CHINESE CHARACTERS]
4. Frost & Sullivan database

Note: The forecast data (2007 to 2011) based on F&S estimation
2 Retail pharmacies in selected cities in China (latest available data) (table 2.2)

(Number of stores)	Shenzhen	Kunming	Dalian	Guangzhou	Hangzhou	Dongguan	Weifang	Ningbo	Chengdu	Suzhou
Individual pharmacies	4104	1405	1400	3376	884	2236	1598	1200	1700	800
Retail chained pharmacies	2288	500	600	2275	990	2615	680	500	2400	300

Total	6392	1905	2000	5651	1874	4851	2278	1700	4097	1100

Source:	1. [CHINESE CHARACTERS] 2. [CHINESE CHARACTERS] 3. www.chinatradenews.com.cn, [CHINESE CHARACTERS] , 2007-7
3 Retail pharmacies in selected provinces in China (latest available data) (table 2.3)

(Number of stores)	GuangDong	YunNan	ZheJiang	JiangSu	LiaoNing	China Total
Individual pharmacies	25000	8000	5769	15826	4887	65000
Retail chained pharmacies	10000	2800	2000	2308	2059	165000

Total	35000	10800	7769	18134	6946	230000

Source:	1. [CHINESE CHARACTERS] 2. [CHINESE CHARACTERS] 3. [CHINESE CHARACTERS], 2007
4 Data for local competitors (latest annual data) (table 2.4)

	Revenue [CHINESE CHARACTERS]	Revenue from non-pharma products	Total Floor Area [CHINESE CHARACTERS]	Gross profit (RMB [CHINESE CHARACTERS])	Rate of Gross profit	Net profit before tax (RMB [CHINESE CHARACTERS])	Rate of Net profit	# of stores	# of designated National Medical Insurance Program reimbursement stores
[CHINESE CHARACTERS]	50000	6500	38200	11500	23.00%	500	1.00%	380	17
[CHINESE CHARACTERS]	81000	10800	35900	16200	20.00%	1620	2.00%	481	50
[CHINESE CHARACTERS]	167000	22000	89338.16	26720	16.00%	5084	3.04%	571	80
[CHINESE CHARACTERS]	18000	2400	6000	3240	18.00%	540	3.00%	53	30
[CHINESE CHARACTERS]	9184	1200	7500	1378	15.00%	156	1.70%	73	20
[CHINESE CHARACTERS]	6000	800	4100	900	15.00%	120	2.00%	36	21
[CHINESE CHARACTERS]	28900	3800	12000	4624	16.00%	867	3.00%	100+	15
[CHINESE CHARACTERS]	22600	3000	10000	4520	20.00%	452	2.00%	89	11
[CHINESE CHARACTERS]	8064	1050	19200	3629	45.00%	1693	21.00%	169	8

Source:	1. [CHINESE CHARACTERS] , 2003-2006 2. www.gdyb.net, [CHINESE CHARACTERS] 3. www.wlyd.com, [CHINESE CHARACTERS] 4. www.uoh.cn, [CHINESE CHARACTERS] 5. [CHINESE CHARACTERS] 6. Frost & Sullivan database
5 Overseas players (both Worldwide and China alone) (latest annual data) (table 2.5)

	Average store size	Revenue per sqfeet	Revenue per store		Gross margin		% of private label sales in total revenue			% of non- pharmaceutical sales in total revenue
			Total
			Revenue(Million USD)		Number of Store		Revenue per
							store (Million		Gross margin
							USD
			Worldwide	China	Worldwide	China	Worldwide		China
Walgreen	14500.00	563.04	47409.00	NA	5807.00	NA	8.16		NA	35%
CVS	10880.00	649.31	43813.80	NA	6202.00	NA	7.06	13%	NA	32%
Long’s	23429.00	417.90	4670.30	NA	500.00	NA	9.34		NA	>50%
Rite Aid	6500.00	514.93	17271.00	NA	5160.00	NA	3.35		NA	36.40%
Boots	4879.60	706.12	10112.86	NA	2935.00	NA	3.45		NA
Llyods			3023.00	NA	1520.00	NA	1.99		NA
Cosmed			127.19	NA	217.00	NA	0.59		NA
Watson’s	3000.00	546.23	12711.41	752.15	7757.00	276.00	1.64		21.26
Mannings			792.30	NA	829.00	255.00	0.96		NA

Source:	1. Investor. Walgreens.com “Walgreen Co. June Sales Increase 9.5 Percent” Walgreen Co. 3 July 2007 (Article)
2. Longs.com. Company info (Company website)
3. Longs Drugs 2007 Annual Report (website)
4. Diary Farm International Annual Report 2006 (website)
5. Honolulu Advertiser.com website — Out with Tower in with Walgreens by Andrew Gomes, 1 Dec 2006 (Article)
6. Find Articles.com “CVS’ biggest store yet bows in home state of R.I — News”. Drug Store News. By Rob Eder Sept 8, 2003 (Article)
7. Find Articles.com “Longs Drug Stores: new execs shape future goals” — 2003 Annual Report by Doug Desjardins April 28, 2003 (Article)
8. Find Articles.com “Rite Aid sets rapid pace on chain takeover trail — Annual Report Part 1 — company profile”. Drug Store News. May 1, 1989. Find Articles.com. 05 Jul. 2007 (Report)
9. Alliance Boots.com. Investors. Boots history (Company website)
10. Watson.com. Latest news. Nov 16 2004 (Company website)
11. Google Finance.com. “Rite Aid Corporation” (Financial Report)
12. Google. Finance.com “Alliance Boots Plc” (Financial Report)
13. Office of Fair Trading (United Kingdom) 22 June 2007 (Official Document)
14. President Chain Store Corp. Financial Review. June 2007 (Company Document)
15. President Chain Store Corp. Financial Review. June 2007 (Company Document)
16. Associated Contents.com website. “Brooks Eckerd Store Pilot Stores Begin Transition To Rite Aids” By Lenora Murdock. 28 June 2007 (Article)
17. LloydsPharmacy.com website. (Company website)
18. President Chain Store Corp. Financial Review. June 2007 (Company Document)
19. Redorbit.com webisite.“Walgreens Profit Rises 5.2%: Generic Drug Sales Bolster Bottom Line”. By James P. Miller, Chicago Tribune 4 June 2006 (Article)
20. CVS.com. (Company website)
21. Loopnet.com website. 7 May 2007 (Advertiser)
22. Edgar Online.com website. Rite Aid Overview. 26/4/2004 (Company report)

6    Retail Chain Stores (Including Pharmaceutical, Department Stores, Convenience Stores, Supermarkets, etc) in China (table 2.6)
      Pharmaceutical — pharmacies, drug stores

	Historical					Latest Available	Any Projected Data Available
(By revenue) Million RMB	2002	2003	2004	2005	2006	2006	2007	2008	2009	2010	2011
[CHINESE CHARACTERS]	15791	26546	39728	49840	86930	86930	110601	140716	189622	255524	332299
[CHINESE CHARACTERS]	33396	42064	67627	72074	77095	77095	83432	91967	102154	114719	127880
[CHINESE CHARACTERS]	6068	12313	22108	39718	60952	60952	76114	95047	123605	160744	205256
[CHINESE CHARACTERS]	15611	19904	24894	31299	37853	37853	44048	51256	58136	65939	74790
[CHINESE CHARACTERS]	12790	18183	23085	30117	36136	36136	43419	52170	62160	74062	87245
[CHINESE CHARACTERS]	NA	13437	16241	17436	24800	24800	27766	31086	36173	42093	47743
[CHINESE CHARACTERS]	5067	8504	13277	19072	23119	23119	27779	33377	39768	47383	55818
[CHINESE CHARACTERS]	10300	13600	16000	20800	21200	21200	23415	28989	31770	37004	40977
[CHINESE CHARACTERS]	8730	12381	13703	17549	19626	19626	21973	24600	28626	33311	37782
[CHINESE CHARACTERS]	NA	NA	NA	15700	19587	19587	NA	NA	NA	NA	NA
Others

Total	107753	166932	236663	313605	407298	407298	458545	549210	672014	830778	1009790

Total number of companies with retail chain stores	40000	43000	45900	48600	51600	51600	54992	58606	62459	66564	70939

Source:	1.	www.ccfa.org.cn, [CHINESE CHARACTERS]

	2.	Frost & Sullivan database
Note: The forecast data (2007 to 2011) based on F&S estimation
7    Retail Chain Stores (Including Pharmaceutical, Department Stores, Convenience Stores, Supermarkets, etc) in China (table 2.7)

	Historical					Latest Available	Any Projected Data Available
(By total floor area)[CHINESE CHARACTERS]	2002	2003	2004	2005	2006	2006	2007	2008	2009	2010	2011
[CHINESE CHARACTERS]	180.90	229.00	319.00	368.00	375.00	375.00	449.97	539.92	647.85	777.36	932.76
[CHINESE CHARACTERS]	223.40	271.00	301.20	316.00	334.00	334.00	369.33	408.39	451.59	499.36	552.17
[CHINESE CHARACTERS]	41.90	62.70	103.90	201.00	222.00	222.00	282.45	359.36	441.95	543.52	630.05
[CHINESE CHARACTERS]	35.20	38.80	43.60	82.00	120.00	120.00	163.06	221.56	301.06	409.09	555.88
[CHINESE CHARACTERS]	50.70	70.80	72.80	93.10	110.00	110.00	133.50	162.03	196.64	238.66	289.65
[CHINESE CHARACTERS]	NA	NA	28.00	46.60	55.40	55.40	77.93	109.61	154.18	216.88	305.06
[CHINESE CHARACTERS]	18.80	27.50	37.50	40.70	45.00	45.00	55.97	69.62	86.60	107.71	133.98
[CHINESE CHARACTERS]	10.40	19.60	23.70	25.70	36.00	36.00	49.10	66.98	91.36	124.62	169.98
[CHINESE CHARACTERS]	22.00	12.60	20.70	25.80	27.00	27.00	34.81	44.88	57.86	74.59	96.17
[CHINESE CHARACTERS]	NA	14.60	16.50	19.06	22.00	22.00	25.22	28.92	33.15	38.01	43.57
Others

Total	583.30	746.60	966.90	1217.96	1346.40	1346.40	1641.34	2011.27	2462.25	3029.79	3709.27

Total number of companies with retail chain stores	40000.00	43000.00	45900.00	48600.00	51600.00	51600.00	54991.70	58606.33	62458.56	66564.00	70939.29

Source:	1.	www.ccfa.org.cn, [CHINESE CHARACTERS]

	2.	Frost & Sullivan database
Note: The forecast data (2007 to 2011) based on F&S estimation

	Historical					Latest Available	Any Projected Data Available
(By number of stores)	2002	2003	2004	2005	2006	2006	2007	2008	2009	2010	2011
[CHINESE CHARACTERS]	104	156	335	625	820	820	1043	1327	1632	2008	2327
[CHINESE CHARACTERS]	3121	3967	5493	6345	6280	6280	6252	6225	6075	5929	5786
[CHINESE CHARACTERS]	134	148	193	363	520	520	685	902	1076	1283	1456
[CHINESE CHARACTERS]	1337	1629	1821	2133	2250	2250	2563	2919	3324	3786	4313
[CHINESE CHARACTERS]	51	96	120	130	182	182	208	237	254	274	310
[CHINESE CHARACTERS]	NA	41	62	78	95	95	114	137	155	176	189
[CHINESE CHARACTERS]	355	518	608	659	728	728	826	937	1007	1083	1101
[CHINESE CHARACTERS]	54	62	70	74	76	76	78	80	83	85	86
[CHINESE CHARACTERS]	702	1213	1232	1572	1857	1857	2106	2389	2710	3073	3667
[CHINESE CHARACTERS]	NA	NA	NA	60	68	68	NA	NA	NA	NA	NA
Others

Total	5858	7830	9934	12039	12876	12876	13875	15152	16316	17697	19235

Total number of companies with retail chain stores	40000	43000	45900	48600	51600	51600	54992	58606	62459	66564	70939

Source:	1.	www.ccfa.org.cn, [CHINESE CHARACTERS]

	2.	Frost & Sullivan database
Note: The forecast data (2007 to 2011) based on F&S estimation
8    Pharmaceutical Products in China (table 2.8)

	Historical					Latest Available	Any Projected Data Available
(Number of Kinds)	2002	2003	2004	2005	2006	2006	2007	2008	2009	2010	2011
Pharmaceutical products(Westen Medicines)	97175	99785	105554	115228	121665	121665	128697	136135	144004	152327	161131
Pharmaceutical compounds(Westen Medicines)	12800	13000	14000	15200	16000	16000	16918	17889	18915	20000	21147

Compounds
[CHINESE CHARACTERS] (Westen Medicine)	725	—	1031	—	—	1031	NA	NA	NA	NA	NA
[CHINESE CHARACTERS] (TCM)	415	—	823	—	—	823	NA	NA	NA	NA	NA

Source:	1.	www.ccfa.org.cn [CHINESE CHARACTERS]

	2.	[CHINESE CHARACTERS]

	3.	Frost & Sullivan database
Note: The forecast data (2007 to 2011) based on F&S estimation

FORTUNUSCN\Drafting\industry section\Fortunus Industry Section Datapack v2.xls Charts of pharmacies 10/25/2007 7:57 AM Overall Pharmaceutical Industry 1 Pharmacies in China Historical Number of stores 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 Hospital pharmacies 297000 282771 287797 298997 308969 312036 315133 318261 321420 324611 Retail chained pharmacies 26000 35000 43000 61000 65000 73367 82811 95103 109219 127995 Individual pharmacies 84000 95000 117000 139000 165000 172603 180557 178251 175973 173725 Total Number of Pharmacies stores in China#i—ëšS “X“X–Ê —Ê#j 110000 130000 160000 200000 230000 245970 263368 273353 285193 301720 Total 407000 412771 447797 498997 538969 558006 578501 591614 606613 626331 (Number of companies) Hospital pharmacies 297000 282771 287797 298997 308969 318230 327769 337594 347714 358136 Retail chained pharmacies 503 1216 1624 1753 2000 2257 2548 2926 3361 3938 Individual pharmacies 84000 95000 117000 139000 165000 172,603.5 180,557.3 178,250.6 175,973.3 173,725.2 Others (please state the categories included) Total 381503 378987 406421 439750 475969 493091 510875 518771 527047 535800 Sales in RMB billions 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 Hospital pharmacies 136 154 174 204 232 254 279 298 319 326 Retail chained and individual pharmacies 51 60 69 79 92 107 126 152 185 226 Others (please state the categories included) Total 187.53 213.61 242.6 282.59 323.11 361.44 404.69 450.53 503.32 552.27 Source: 1. www.chinacdc.net.cn, #s’†#‘ #¶#– “W#î™v Œö #t#C 2002-2006”N 2. www.chinacdc.net.cn#C ’†#‘#3/4•a –h#T#§’†#S#C ’†#‘ #¶ “E—v 2. #s’†#‘ˆã #s ’[Ši‹Ç#t, àj, ˆã , 2007 3. #s2007”Nˆã —ëšS#s #ó™v•[a]#Í#t, –k‹# ‰¡ #M‘§’†#S 4. Frost & Sullivan database Note: The forecast data (2007 to 2011) based on F&S estimation